Exhibit 23

CONSENT OF INDEPENDENT AUDITOR

We consent to the reference to our firm under the caption “Independent Auditors” and to the use of our report dated May 25, 2023, with respect to the statutory-basis financial statements of Fidelity & Guaranty Life Insurance Company included in the Registration Statement (Form S-1 No. 333-267180) and related Prospectus for the registration of “F&G Confidence Builder” individual single premium deferred index-linked annuity contracts.

/s/Ernst & Young LLP

Des Moines, Iowa

June 27, 2023